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  Metris Receivables, Inc.                             Metris Master Trust                            Monthly Report
  Certificateholder's Statement                          Series 1997-1                                         Apr-98
  Section 5.2                              Class A          Class B        Class C       Class D          Total
  (i)   Certificate Amount               616,250,000.00   106,250,000.00 72,250,000.00 55,250,000.00   850,000,000.00
  (ii)  Certificate Principal Distribut            0.00             0.00          0.00                           0.00
  (iii) Certificate Interest Distribute    3,528,031.25       629,531.25    391,730.47                   4,549,292.97
  (iv) Principal Collections              28,226,258.51     4,866,596.30  3,309,285.48  2,521,131.88    38,923,272.17
  (v)  Finance Charge Collections         12,859,610.00     2,217,174.14  1,507,678.41  1,148,108.54    17,732,571.09
         Recoveries                          152,042.74        26,214.27     17,825.70     13,631.42       209,714.12
         Principal Account Earnings                0.00             0.00          0.00          0.00             0.00
         Accum. Period Reserve Acct. Ea            0.00             0.00          0.00          0.00             0.00
         Pre-Funding Account Earnings              0.00             0.00          0.00          0.00             0.00
           Total Finance Charge Collect   13,011,652.74     2,243,388.40  1,525,504.11  1,161,739.95    17,942,285.21
          Total Collections               41,237,911.26     7,109,984.70  4,834,789.60  3,682,871.83    56,865,557.39
  (vi) Aggregate Amount of Principal Receivables                                                     2,884,734,790.31
         Invested Amount (End of Month)  616,250,000.00   106,250,000.00 72,250,000.00 55,250,000.00   850,000,000.00
         Floating Allocation Percentage     21.3624491%       3.6831809%    2.5045630%    1.9152541%      29.4654470%
         Fixed/Floating Allocation Perc      N/A              N/A            N/A           N/A             N/A
         Invested Amount (Beginning of   616,250,000.00   106,250,000.00 72,250,000.00 55,250,000.00   850,000,000.00
         Average Daily Invested Amount                                                                 849,807,922.67
  (vii)  Receivable Delinquencies (As a % of Total Receivables)
         Current                                                                              86.44% 2,595,852,072.74
         30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                            5.99%   179,867,088.85
         60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                           2.33%    69,857,044.26
         90 Days and Over (60+ Days Contractually Delinquent)                                  5.25%   157,578,079.71
          Total Receivables                                                                  100.00% 3,003,154,285.56
  (viii) Aggregate Investor Default Amount                                                               8,139,311.27
           As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                        11.65%
  (ix)  Charge-Offs                                0.00             0.00          0.00          0.00             0.00
  (x)   Servicing Fee                                                                                    1,397,260.27
  (xi)  Pool Factor                           1.0000000        1.0000000     1.0000000
  (xii) Unreimbursed Reallocated Principal Collections              0.00          0.00          0.00             0.00
  (xiii) Excess Funding Account Balance                                                                          0.00
           Pre-Funding Account Balance                                                                           0.00
  (xiv) Class C Reserve Amount                                                                                   0.00
           Class C Reserve Account Balance                                                                       0.00
           Class C Trigger Event Occurrence                                                               None
  (xv) Number of New Accounts Added to the Trust                                                                    0
  (xvi) Average Net Portfolio Yield                                                                          14.0349%
  (xvii) Minimum Base Rate                                                                                    8.8690%
  (xviii) Principal Funding Account Balance                                                                      0.00
  (xix) Accumulation Shortfall                                                                             N/A
  (xx)  Scheduled Commencement date of the Accumulation Period                                         March 2001
          Accumulation Period Length                                                                       N/A
  (xxi) Required Reserve Account Amount                                                                    N/A
          Available Reserve Account Amount                                                                 N/A
          Covered Amount                                                                                   N/A
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